Exhibit 10.1

FIRST AMENDMENT

TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this “Amendment”) is made and entered into as of August 17, 2026, by and between Cypherpunk Technologies Inc., a Delaware corporation (the “Company”), and Winklevoss Treasury Investments, LLC (“WTI”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement (as defined below).

BACKGROUND

WHEREAS, the Company and the Investors signatory thereto are parties to that certain Registration Rights Agreement, dated as of October 6, 2025 (the “Registration Rights Agreement”);

WHEREAS, the Company, Moria Mining, LLC, WTI, and Cypherpunk Mining LLC have entered into that certain Asset Purchase Agreement, dated as of August 17, 2026 (the “Asset Purchase Agreement”), pursuant to which the Company agreed to issue to WTI a Pre-Funded Warrant to purchase shares of Common Stock (the “APA Warrant”);

WHEREAS, in connection with the issuance of the APA Warrant, the Company and WTI desire to amend the Registration Rights Agreement to provide WTI with registration rights with respect to all shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) of the Company now owned or hereafter acquired by WTI on the terms set forth in the Registration Rights Agreement as amended by this Amendment (the “Amended Registration Rights Agreement”); and

WHEREAS, as of the date hereof, WTI is the Holder of a majority-in-interest of the outstanding Registrable Securities and constitutes the “Majority Holders” for purposes of Section 6(f) of the Registration Rights Agreement, and is authorized to execute this Amendment on behalf of the Holders in accordance with such Section.

NOW, THEREFORE, for and in consideration of the agreements and mutual promises and covenants set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

AMENDMENTS

1.             Addition of New Definitions. Section 1 of the Registration Rights Agreement is hereby amended to add the following definitions thereto:

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of August 17, 2026, by and among Moria Mining, LLC, Winklevoss Treasury Investments, LLC (“WTI”), Cypherpunk Mining LLC, and the Company.

“APA Warrant” means the Pre-Funded Warrant to purchase shares of Common Stock issued by the Company to WTI pursuant to the Asset Purchase Agreement.

2.             Amendment of the Definition of “Registrable Securities”. The definition of “Registrable Securities” set forth in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

““Registrable Securities” means, as of any date of determination, (a) all Shares issued pursuant to the Purchase Agreement, (b) all Pre-Funded Warrant Shares, (c) all Common Warrant Shares, (d) all shares of Common Stock and any Common Stock issued or issuable upon the exercise or conversion of any other securities (whether equity, debt or otherwise) of the Company now owned or hereafter acquired by the Lead Investor and (e) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders and any restrictive legend is removed to permit the delivery of the securities via the facilities of DTC (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company).”

3.             Amendment of Section 3(c). Section 3(c) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“(c)    If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then upon written request of the applicable Holder or Holders of such Registrable Securities, the Company shall file as soon as reasonably practicable, but in any case no earlier than the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than such excess number of such Registrable Securities.”

4.             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

5.             Counterparts. This Amendment may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.             Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

7.             Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8.             Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

9.             No Other Change. Except to the extent hereby amended, the terms and provisions of the Registration Rights Agreement shall remain in full force and effect. From and after the date of this Amendment, the Registration Rights Agreement is hereby also amended and modified so that any reference therein to the defined term Agreement shall mean the Registration Rights Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

COMPANY:

CYPHERPUNK TECHNOLOGIES INC.

By:
Name:	Douglas E. Onsi
Title:	President & Chief Executive Officer

[Signature Page to First Amendment to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

INVESTOR:

WINKLEVOSS TREASURY INVESTMENTS, LLC

By:
Name:
Title:

[Signature Page to First Amendment to Registration Rights Agreement]